Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(UNITED STATES CODE, TITLE 18, CHAPTER 63, SECTION 1350)

ACCOMPANYING QUARTERLY REPORT ON FORM 10-Q OF

ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR THE QUARTER ENDED

MARCH 31, 2012

In connection with the Quarterly Report on Form 10-Q of Altisource Portfolio Solutions S.A. for the quarterly period ending March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William B. Shepro, as Chief Executive Officer of our Company, and Michelle D. Esterman, as Chief Financial Officer of our Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our Company.

By:	/s/ William B. Shepro	By:	/s/ Michelle D. Esterman
	William B. Shepro		Michelle D. Esterman
	Director and Chief Executive Officer		Chief Financial Officer
	(Principal Executive Officer) April 26, 2012		(Principal Financial Officer and Principal Accounting Officer)
April 26, 2012